Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 9, 2014, relating to the financial statements of Nuveen Technology Opportunities Fund, which appear in such Registration Statement. We also consent to the references to us under the headings “Legal Opinions and Experts” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

January 5, 2015